Exhibit 99.1

For Immediate Release	Contact: Kevin Stout
Landstar System, Inc.
www.landstar.com
January 31, 2018	904-398-9400

LANDSTAR SYSTEM REPORTS RECORD QUARTERLY REVENUE

OF $1.052 BILLION, RECORD QUARTERLY DILUTED EARNINGS PER SHARE

AND AN INCREASED QUARTERLY DIVIDEND

Jacksonville, FL – Landstar System, Inc. (NASDAQ: LSTR) reported net income of $64.8 million, or $1.54 per diluted share, in the 2017 fourth quarter on record revenue of $1.052 billion. Included in net income in the 2017 fourth quarter are one-time tax benefits of approximately $19.5 million, or $0.46 per diluted share, related to the Company’s reasonable estimate of the change in future tax rates on net deferred tax liabilities as a result of the enactment of the Tax Cuts and Jobs Act in December 2017. Excluding the impact of the revaluation of the deferred tax liabilities, the Company’s 2017 fourth quarter net income was $45.2 million and diluted earnings per share was $1.08, each of which would also have been quarterly records from continuing operations.

Revenue for the 2017 fourth quarter represented the first quarter in the Company’s history to surpass $1 billion. The Company also established new quarterly records for gross profit (defined as revenue less the cost of purchased transportation and commissions to agents) and operating income in the 2017 fourth quarter. Gross profit was $149.7 million and operating income was $70.0 million in the 2017 fourth quarter. Operating margin, representing operating income divided by gross profit, was 46.8 percent in the 2017 fourth quarter.

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Truck transportation revenue hauled by independent business capacity owners (“BCOs”) and truck brokerage carriers in the 2017 fourth quarter was $967.5 million, or 92 percent of revenue, compared to $832.2 million, or 93 percent of revenue, in the 2016 fourth quarter. Truckload transportation revenue hauled via van equipment in the 2017 fourth quarter was $634.4 million compared to $548.4 million in the 2016 fourth quarter. Truckload transportation revenue hauled via unsided/platform equipment in the 2017 fourth quarter was $309.5 million compared to $263.3 million in the 2016 fourth quarter. Revenue hauled by rail, air and ocean cargo carriers was $68.0 million, or 6 percent of revenue, in the 2017 fourth quarter compared to $48.7 million, or 5 percent of revenue, in the 2016 fourth quarter.

Fiscal year 2017 return on average shareholders’ equity was 29 percent and return on invested capital, representing net income divided by the sum of average equity plus average debt, was 24 percent. As previously disclosed, the Company announced that on December 11, 2017, its Board of Directors increased the number of shares of its common stock that the Company is authorized to purchase under its stock purchase program to 3,000,000 and also that its Board declared a special one-time cash dividend in the amount of $1.50 per share, that was paid on January 26, 2018, to stockholders of record as of the close of business on January 12, 2018. Currently, there are 3,000,000 shares of the Company’s common stock available for purchase under Landstar’s authorized share purchase program. In addition, Landstar announced today that its Board of Directors has declared a quarterly dividend of $0.15 per share payable on March 16, 2018 to stockholders of record at the close of business on February 19, 2018. This represents a 50 percent increase to the Company’s previous quarterly dividend. It is currently the intention of the Board to pay dividends on a quarterly basis going forward.

Commenting on Landstar’s 2017 fourth quarter results, Landstar’s President and CEO Jim Gattoni said, “The 2017 fourth quarter was a historic quarter for the Company as it represented the first quarter ever that the Company exceeded $1 billion in revenue. The Company also set quarterly records in the 2017 fourth quarter for many other financial metrics. Revenue, gross profit, operating income, net income and diluted earnings per share were all quarterly records. The number of loads hauled via truck in the fourth quarter of 2017 was also an all-time Landstar quarterly record. 2017 fourth quarter revenue, gross profit, operating income, net income and diluted earnings per share

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grew 18%, 13%, 10%, 64% and 64%, respectively, over the 2016 fourth quarter despite the 2016 fourth quarter having one additional week of operations. Excluding the impact of the revaluation of the deferred tax liabilities as a result of the enactment of the Tax Cuts and Jobs Act in December 2017, net income and diluted earnings per share grew 14% and 15%, respectively, over the 2016 fourth quarter.”

Gattoni continued, “The number of loads hauled via truck in the 2017 fourth quarter increased 3 percent over the 2016 fourth quarter, driven by a 2 percent increase in the number of loads hauled via van equipment, a 4 percent increase in the number of loads hauled via unsided/platform equipment and a 9 percent increase in LTL volume. As previously disclosed in the Company’s 2017 third quarter earnings press release dated October 25, 2017, the 2016 fourth quarter included an extra week and, in 2016, Christmas day fell on a Sunday, making the week including Christmas in 2016 more productive than years when Christmas falls on a weekday, as in 2017 when Christmas fell on a Monday. We estimate that the extra week, plus the increased productivity due to the timing of Christmas, added approximately 30,000 loads to the 2016 fourth quarter. Excluding these loads, we estimate that the number of loads hauled via truck in the 2017 fourth quarter exceeded the 2016 fourth quarter by approximately 10 percent. The number of loads hauled via railroads, ocean cargo carriers and air cargo carriers in the fourth quarter increased 9 percent over the 2016 fourth quarter.”

Gattoni further stated, “The pricing environment for our truckload services was strong throughout the 2017 fourth quarter. Industry-wide truck capacity was tight throughout the quarter resulting in year-over-prior-year increases in revenue per load on loads hauled via truck of 11 percent, 14 percent and 14 percent as compared to October, November and December of 2016, respectively.”

Gattoni further commented, “Landstar’s financial performance in fiscal year 2017 was the best in the Company’s history. Landstar set many annual financial and operational high water marks in 2017, including revenue, gross profit, operating income, net income, diluted earnings per share, truck loads and year end truck count provided by BCOs. Revenue in fiscal 2017 was approximately $3.6 billion, an annual record. Gross profit in 2017 was $544 million, also an annual record. Record revenue and gross profit

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in 2017 was provided on the strength of approximately 1,903,000 loads hauled via truck capacity, the highest number of loads hauled via truck in any year in Landstar history. Operating income in 2017 was an annual record of $244 million and represented year-over-year growth of 9 percent. Diluted earnings per share in 2017 was an annual record of $4.21 and represented year-over-year growth of 30 percent. Excluding the impact of the revaluation of the deferred tax liabilities as a result of the enactment of the Tax Cuts and Jobs Act in December 2017, the Company’s fiscal year 2017 diluted earnings per share was $3.75, which also would have been an annual record. The year-over-year earnings growth rates are particularly impressive given a significant increase in the provision for incentive compensation in 2017 and the fact that 2016 had one additional week of operations compared to 2017. These 2017 achievements speak to the strength and depth of the Landstar network and ability to execute. I am extremely pleased by our continued organic load volume growth and our ability to continue to attract productive agents and capacity to the network.”

Gattoni further commented, “With respect to near term performance, during the first three weeks of 2018, we are experiencing growth in the number of loads hauled via truck in the high single-digit percentage range over the 2017 first quarter. I expect that trend to continue throughout the 2018 first quarter. As it pertains to revenue per load on loads hauled via truck, rates continue to be strong and I do not expect a significant change in the rate environment over the balance of the 2018 first quarter. As such, I expect revenue per load on loads hauled via truck in the 2018 first quarter to increase in a mid-teen percentage range over the 2017 first quarter. Assuming the current environment continues throughout the 2018 first quarter, I anticipate revenue for the 2018 first quarter to be in a range of $925 million to $975 million. Assuming that range of estimated revenue, I would anticipate 2018 first quarter diluted earnings per share to be in a range of $1.22 to $1.27 per share. The estimated range of diluted earnings per share assumes insurance and claims costs at 3.5 percent of BCO revenue, representing the historical annual average of insurance and claims costs to BCO revenue over the previous 5 years, and an annual effective income tax rate of approximately 24.5 percent, prior to any discrete items that may occur in 2018.”

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Landstar will provide a live webcast of its quarterly earnings conference call tomorrow morning at 8:00 am ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts,” then click on “Landstar’s Fourth Quarter 2017 Earnings Release Conference Call.”

This earnings announcement, as well as an accompanying slide presentation, is available through the Company’s website at http://investor.landstar.com under “Presentations” and on a Form 8-K filed with the Securities and Exchange Commission.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies and expectations. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “expects,” “plans,” “predicts,” “may,” “should,” “could,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or other claims; unfavorable development of existing accident claims; dependence on third party insurance companies; dependence on independent commission sales agents; dependence on third party capacity providers; decreased demand for transportation services; U.S. foreign trade relationships; substantial industry competition; disruptions or failures in the Company’s computer systems; cyber and other information security incidents; dependence on key vendors; changes in fuel taxes; status of independent contractors; regulatory and legislative changes; regulations focused on diesel emissions and other air quality matters; catastrophic loss of a Company facility; intellectual property; unclaimed property; acquired business and noncontrolling interests and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2016 fiscal year, described in Item 1A Risk Factors, and in other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements.

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About Landstar:

Landstar System, Inc. is a worldwide, asset-light provider of integrated transportation management solutions delivering safe, specialized transportation logistics services to a broad range of customers utilizing a network of agents, third-party capacity providers and employees. Landstar transportation services companies are certified to ISO 9001:2008 quality management system standards and RC14001:2013 environmental, health, safety and security management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.

(Tables follow)

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Landstar System, Inc. and Subsidiary

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016
Revenue	$3,646,364	$3,167,634	$1,051,592	$892,829
Investment income	2,498	1,502	765	402

Costs and expenses:
Purchased transportation	2,805,109	2,415,663	815,171	684,918
Commissions to agents	297,410	264,205	86,732	75,130
Other operating costs, net of gains/losses on asset sales/dispositions	28,687	29,702	6,190	8,218
Insurance and claims	62,545	57,280	16,212	14,485
Selling, general and administrative	170,583	143,239	47,404	37,028
Depreciation and amortization	40,560	35,796	10,599	9,687

Total costs and expenses	3,404,894	2,945,885	982,308	829,466

Operating income	243,968	223,251	70,049	63,765
Interest and debt expense	3,166	3,794	607	1,069

Income before income taxes	240,802	219,457	69,442	62,696
Income taxes	63,806	82,107	4,759	23,122

Net income	176,996	137,350	64,683	39,574
Less: Net loss attributable to noncontrolling interest	(92)	—	(69)	—

Net income attributable to Landstar System, Inc. and subsidiary	$177,088	$137,350	$64,752	$39,574

Earnings per common share attributable to Landstar System, Inc. and subsidiary	$4.22	$3.26	$1.54	$0.95

Diluted earnings per share attributable to Landstar System, Inc. and subsidiary	$4.21	$3.25	$1.54	$0.94

Average number of shares outstanding:
Earnings per common share	41,938,000	42,112,000	41,981,000	41,805,000

Diluted earnings per share	42,024,000	42,236,000	42,054,000	41,938,000

Dividends per common share	$1.88	$0.34	$1.60	$0.09

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Landstar System, Inc. and Subsidiary

Consolidated Balance Sheets

(Dollars in thousands, except per share amounts)

(Unaudited)

	December 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$242,416	$178,897
Short-term investments	48,928	66,560
Trade accounts receivable, less allowance of $6,131 and $5,161	631,164	463,102
Other receivables, including advances to independent contractors, less allowance of $6,012 and $5,523	24,301	18,567
Other current assets	14,394	10,281

Total current assets	961,203	737,407

Operating property, less accumulated depreciation and amortization of $218,700 and $190,374	276,011	272,843
Goodwill	39,065	31,134
Other assets	76,181	55,207

Total assets	$1,352,460	$1,096,591

LIABILITIES AND EQUITY
Current liabilities:
Cash overdraft	$42,242	$36,251
Accounts payable	285,132	219,409
Current maturities of long-term debt	42,051	45,047
Insurance claims	38,919	26,121
Dividends payable	62,985	—
Accrued compensation	30,103	7,769
Other current liabilities	47,211	45,714

Total current liabilities	548,643	380,311

Long-term debt, excluding current maturities	83,062	93,257
Insurance claims	30,141	26,883
Deferred income taxes and other non-current liabilities	36,737	53,583

Equity
Landstar System, Inc. and subsidiary shareholders’ equity
Common stock, $0.01 par value, authorized 160,000,000 shares, issued 67,740,380 and 67,585,675 shares	677	676
Additional paid-in capital	209,599	199,414
Retained earnings	1,611,158	1,512,993
Cost of 25,749,493 and 25,747,541 shares of common stock in treasury	(1,167,600)	(1,167,437)
Accumulated other comprehensive loss	(3,162)	(3,089)

Total Landstar System, Inc. and subsidiary shareholders’ equity	650,672	542,557

Noncontrolling interest	3,205	—

Total equity	653,877	542,557

Total liabilities and equity	$1,352,460	$1,096,591

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Landstar System, Inc. and Subsidiary

Supplemental Information

(Unaudited)

	Fiscal Years Ended		Fiscal Quarters Ended
	December 30,	December 31,	December 30,	December 31,
	2017	2016	2017	2016
Revenue generated through (in thousands):
Truck transportation
Truckload:
Van equipment	$2,163,832	$1,900,406	$634,430	$548,426
Unsided/platform equipment	1,134,660	963,649	309,466	263,280
Less-than-truckload	89,041	74,530	23,644	20,464

Total truck transportation	3,387,533	2,938,585	967,540	832,170
Rail intermodal	96,416	103,721	27,846	26,734
Ocean and air cargo carriers	110,898	78,513	40,190	22,013
Other (1)	51,517	46,815	16,016	11,912

	$3,646,364	$3,167,634	$1,051,592	$892,829

Revenue on loads hauled via BCO Independent Contractors (2) included in total truck transportation	$1,655,026	$1,488,925	$443,462	$402,077

Number of loads:
Truck transportation
Truckload:
Van equipment	1,282,632	1,179,183	339,738	331,975
Unsided/platform equipment	487,652	451,686	124,716	120,460
Less-than-truckload	132,776	115,521	34,036	31,205

Total truck transportation	1,903,060	1,746,390	498,490	483,640
Rail intermodal	45,000	48,820	12,960	12,700
Ocean and air cargo carriers	25,420	20,690	7,270	5,780

	1,973,480	1,815,900	518,720	502,120

Loads hauled via BCO Independent Contractors (2) included in total truck transportation	916,190	865,430	229,360	234,550

Revenue per load:
Truck transportation
Truckload:
Van equipment	$1,687	$1,612	$1,867	$1,652
Unsided/platform equipment	2,327	2,133	2,481	2,186
Less-than-truckload	671	645	695	656
Total truck transportation	1,780	1,683	1,941	1,721
Rail intermodal	2,143	2,125	2,149	2,105
Ocean and air cargo carriers	4,363	3,795	5,528	3,808
Revenue per load on loads hauled via BCO Independent Contractors (2)	$1,806	$1,720	$1,933	$1,714

Revenue by capacity type (as a % of total revenue);
Truck capacity providers:
BCO Independent Contractors (2)	45%	47%	42%	45%
Truck Brokerage Carriers	48%	46%	50%	48%
Rail intermodal	3%	3%	3%	3%
Ocean and air cargo carriers	3%	2%	4%	2%
Other	1%	1%	2%	1%

			December 30,	December 31,
			2017	2016
Truck Capacity Providers
BCO Independent Contractors (2)			9,087	8,824

Truck Brokerage Carriers:
Approved and active (3)			34,243	31,471
Other approved			15,691	15,982

			49,934	47,453

Total available truck capacity providers			59,021	56,277

Trucks provided by BCO Independent Contractors (2)			9,696	9,439

(1)	Includes primarily reinsurance premium revenue generated by the insurance segment.
(2)	BCO Independent Contractors are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.
(3)	Active refers to Truck Brokerage Carriers who moved at least one load in the 180 days immediately preceding the fiscal quarter end.